Exhibit 10.2

confidential

LICENSE AGREEMENT

BY AND BETWEEN

AKEBIA THERAPEUTICS, INC.

AND

Vifor (INTERNATIONAL) LTD.

Dated May 12, 2017

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Schedule 1.7 (Akebia Patents)

Schedule 1.9 (Akebia Trademarks)

Schedule 1.12 (Executive Leadership Teams)

Schedule 5.4 (Authorized Dialysis Centers)

i

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into as of May 12, 2017 (the “Execution Date”) between Akebia Therapeutics, Inc., a company organized and existing under the laws of the State of Delaware, United States of America with its principal offices at 245 First Street, Cambridge, MA 02142 (“Akebia”), and Vifor (International) Ltd., a corporation established in accordance with Swiss laws and registered in the commercial registry under CH-107.360.718, with its premises at Rechenstrasse 37, 9014 St. Gallen, Switzerland (“Licensee”).

Akebia and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Akebia is the owner of, or otherwise controls, the Akebia Technology, the Licensed Compound, and the Licensed Products in the Territory;

WHEREAS, as of the Execution Date, the Licensed Product is an investigational agent in Phase 3 clinical trials for the treatment of anemia secondary to chronic kidney disease for which the safety and effectiveness has not yet been established, and, as of such date, the Licensed Product has not yet received Regulatory Approval;

WHEREAS, Licensee has commercial capabilities in the Territory, and is interested in obtaining an exclusive license to sell Licensed Products in the Field in the Territory;

WHEREAS, as of the Execution Date, Galenica Ltd., the ultimate parent company of Licensee, and Fresenius Medical Care AG & Co KGaA, the parent company of FMCNA, are joint venture partners of Vifor Fresenius Medical Care Renal Pharma (“VFMCRP”), with Galenica Ltd. owning a controlling interest of VFMCRP;

WHEREAS, Licensee and its Affiliates (including VFMCRP) are strategic partners of Fresenius Kidney Care Group LLC, a Delaware limited liability company (“FKC”), which is an Affiliate of FMCNA, and Licensee (either itself or through one of its Affiliates) intends to enter into a supply agreement with FKC;

WHEREAS, pursuant to such supply agreement with FKC, FKC will distribute such Licensed Products only to Authorized Dialysis Centers either itself or through [***] distributors;

WHEREAS, Akebia wishes to grant Licensee an exclusive license to sell Licensed Products to FKC in the Field in the Territory, upon the terms set forth herein; and

WHEREAS, Licensee acknowledges that Akebia has entered into as of the Execution Date, and may during the Term enter into, other agreements with Third Parties with respect to the Licensed Product in the Territory, including granting such Third Parties rights and licenses to Promote or otherwise commercialize such Licensed Products in the Territory, and Licensee agrees that this Agreement is subject to and will be consistent with such agreements.

NOW THEREFORE, the Parties agree as follows:

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Article 1

DEFINITIONS

1.1

“Accounting Standards” means (a) International Financial Reporting Standards, as adopted in Switzerland, (b) U.S. GAAP, or (c) the applicable accounting standards to which the entity making the Net Sales is subject.

1.2

“Affiliate” means, with respect to an entity, any corporation, or other business entity controlled by, controlling, or under common control with the first entity, with “control” meaning direct or indirect beneficial ownership of at least 50% of the voting stock of, or at least a 50% interest in the income of, the applicable entity. For clarity, as of the Execution Date, Licensee is not an Affiliate of FMC or any member of the FMC Group.

1.3	“Agreement” has the meaning set forth in the Preamble.
1.4	“Akebia” has the meaning set forth in the Preamble.
1.5	“Akebia Indemnitees” has the meaning set forth in Section 15.2 (Indemnification by Licensee).
1.6

“Akebia Know-How” means all Know-How that is both (a) Controlled as of the Execution Date or during the Term by Akebia or any of its Affiliates, and (b) is either (i) disclosed to Licensee or any of its Affiliates pursuant to this Agreement, or (ii) reasonably necessary for the sale of a Licensed Product.

1.7

“Akebia Patents” means all Patents that both (a) are Controlled as of the Execution Date or during the Term by Akebia or any of its Affiliates in the Territory; and (b) [***]. All Akebia Patents as of the Execution Date are, and as of the Effective Date will be, set forth on Schedule 1.7.

1.8	“Akebia Technology” means Akebia Know-How and Akebia Patents.
1.9

“Akebia Trademarks” means one or more trademarks selected by Akebia or its Affiliates or licensees under which Akebia or its Affiliates or licensees [***], as well as the Akebia company name and logo, and all trademark registrations and applications therefor, and all goodwill associated therewith. All Akebia Trademarks as of the Execution Date are, and as of the Effective Date will be, set forth on Schedule 1.9.

1.10	“API” means active pharmaceutical ingredient, which is also commonly referred to as drug substance. For the avoidance of doubt, API will include any prodrug form.
1.11

“Applicable Law” means any applicable law (including common law), statute, rule, regulation, order, judgment, or ordinance of any Governmental Authority (including the FDA), including those concerning environmental, health, regulatory, privacy, and safety matters.

1.12	“Authorized Dialysis Center” means Majority Owned Clinics and Formulary Clinics, and home dialysis programs administered through Majority Owned Clinics or Formulary Clinics.
1.13	“Breaching Party” has the meaning set forth in Section 16.2 (Termination for Breach).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

1.14	“Business Day” means any day (other than a Saturday or Sunday) on which the banks in both Cambridge, Massachusetts and Zurich, Switzerland are open for business.
1.15	“CMS” means the Centers for Medicare & Medicaid Services.
1.16	“Combination Product” means any Licensed Product that is comprised of two or more APIs, at least one of which is the Licensed Compound.
1.17

“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, those efforts and resources that a company within the biopharmaceutical industry of comparable size and resources would typically devote to accomplishing such similar objective under similar circumstances, in each case, with respect to Akebia’s efforts, taking into account the Relevant Factors in effect at the time such efforts are expended.

1.18

“Competing Product” means any product or product candidate that is not a Licensed Product and that (a) [***] and is approved for the DD-CKD Indication or the NDD-CKD Indication, or (b) is based on [***]. For the avoidance of doubt, the Parties acknowledge and agree that [***].

1.19

“Confidential Information” means Know-How and any technical, scientific, trade, research, manufacturing, business, financial, marketing, product, supplier, intellectual property, and other information that may be disclosed by one Party to the other Party pursuant to this Agreement (including information disclosed prior to the Execution Date pursuant to a Confidential Disclosure Agreement between the Parties dated [***], as amended by Amendment No. 1 dated [***]), regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, or other form.

1.20

“Controlled” means, with respect to a Party or its Affiliate, any Know-How, Patents, or other intellectual property right that such Party or Affiliate, as the case may be, owns or has a license to and has the ability to grant to the other Party a license or sublicense to, or a right of access with respect to, such Know-How, Patent, or other intellectual property right without violating the terms of any agreement or other arrangements with any Third Party or incurring any additional payments obligations to a Third Party.

1.21	“Coordination Committee” has the meaning set forth in Section 2.1 (Formation and Purpose of the Coordination Committee).
1.22

“Co-Packaged Product” means a product that contains a Licensed Product and one or more Other Components and that is either (a) packaged together for sale or shipment as a single unit or sold at a single price, or (b) marketed or sold collectively as a single product.

1.23

“Cost of Goods Sold” or “COGS” means, with respect to any Licensed Product in [***] (a) for products and services acquired from or performed by Third Parties, the [***] actual amounts [***] such Third Parties to the extent [***]; and (b) to the extent manufacturing services are performed by [***] or its Affiliates, the fully-burdened cost of all direct materials and labor and fully allocated manufacturing overhead directly attributable to the manufacture, storage, packaging, and shipping of a Licensed Product [***], calculated in accordance with the Accounting Standards provided that for the Licensed Product manufactured by Akebia, [***] will be excluded from the calculation of COGS. In each case ((a) or (b)), COGS includes all [***], Licensed Product testing and yield loss costs, quality control, quality assurance, or other testing of Licensed Products, together with all reasonably allocated indirect costs and overhead

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

applicable to the manufacturing of each Licensed Product, quality control, or technical operations functions, less costs of goods returned in accordance with Akebia’s, or its suppliers’, return policy.

1.24

“Cover” means with respect to a particular subject matter at issue and a relevant Patent, that the manufacture, use, sale, offer for sale, or importation of the subject matter would fall within the scope of a claim in such Patent.

1.25	“DD-CKD Indication” means the treatment of anemia in dialysis patients with chronic kidney disease.
1.26	“Dollars” or “$” means the legal tender of the U.S.
1.27	“Effective Date” has the meaning set forth in Section 3.2 (Effectiveness).
1.28	“ESA” means erythropoiesis stimulating agent.
1.29	“Execution Date” has the meaning set forth in the Preamble.
1.30	“FDA” means the U.S. Food and Drug Administration or any successor agency thereto.
1.31

“Field” means the treatment of FMCNA Dialysis Patients solely at Authorized Dialysis Centers with a Licensed Product (a) for which Akebia receives Regulatory Approval in the DD-CKD Indication in the Territory, (b) that is determined by CMS to be in a Medicare Bundled Dialysis Treatment, and (c) that is actually reimbursed under the End-Stage Renal Disease Prospective Payment System.

1.32

“Finished Form” means a Licensed Product containing the Licensed Compound as its sole API in the [***] form in any dosage strength that receives Regulatory Approval in the Territory in the DD-CKD Indication, with all applicable packaging and labeling.

1.33

“First Commercial Sale” means, for each Licensed Product in the Territory, the first sale for end use or consumption to a Third Party of such Licensed Product in the Territory by Licensee or its Affiliates after the granting of Regulatory Approval in the DD-CKD Indication in the Territory for such Licensed Product by the FDA.

1.34	“FKC” has the meaning set forth in the Recitals.
1.35	“Flash Reports” has the meaning set forth in Section 11.3.1 (Flash Reports).
1.36	“FMC Group” means FMCNA, FMCNA’s Affiliates (including FKC), Majority Owned Clinics, and Formulary Clinics.
1.37

“FMCNA” or “Fresenius Medical Care North America” means Fresenius Medical Care Holdings, Inc., and any successor entity of all or substantially all of Fresenius Medical Care Holdings, Inc.’s dialysis clinic business in the Territory (by operation of law or by sale, merger, restructuring, or other transfer of direct or indirect ownership of dialysis clinics).

1.38

“FMCNA Dialysis Patients” means those patients who receive treatment with the Licensed Product in the DD-CKD Indication through an Authorized Dialysis Center, and for which one of the following is true: (a) the treatment is reimbursed as a Medicare Bundled Dialysis Treatment,

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

(b) the treatment is reimbursed through any similar state program or commercial insurance plan, in each case, on a bundled payment basis for a defined set of services and medications, or (c) the Parties agree to include such patients as FMCNA Dialysis Patients for purposes of this Agreement in accordance with Section 2.3.3 (Specific Responsibilities of the Coordination Committee).

1.39	“Formulary Clinics” means all dialysis clinics (including home dialysis programs) in the Territory that [***].
1.40

“Global Phase 3 DD-CKD Program” means the Phase 3 global clinical studies for the DD-CKD Indication, known informally as the INNO2VATE studies, consisting of a conversion study and a correction study, and known formally as the “Phase 3, Randomized, Open-Label, Active-Controlled Study Evaluating the Efficacy and Safety of Oral Vadadustat for the Maintenance Treatment of Anemia in Subjects with Dialysis-Dependent Chronic Kidney Disease (INNO2VATE – Conversion)” (AKB-6548-CI-0017) and the “Phase 3, Randomized, Open-Label, Active-Controlled Study Evaluating the Efficacy and Safety of Oral Vadadustat for the Correction of Anemia in Subjects with Incident Dialysis-Dependent Chronic Kidney Disease (INNO2VATE – Correction)” (AKB-6548-CI-0016).

1.41	“Governmental Authority” means any court, agency, department, authority, or other instrumentality of any national, state, county, city, or other political subdivision.
1.42	“HIF” means hypoxia-inducible factor.
1.43	“Indemnified Party” has the meaning set forth in Section 15.3 (Indemnification Procedure).
1.44	“Indemnifying Party” has the meaning set forth in Section 15.3 (Indemnification Procedure).
1.45

“Know-How” means inventions, discoveries, trade secrets, information, experience, data, formulas, procedures, technology and results (whether or not patentable), including practices, knowledge, know-how, experience and test data (including physical, chemical, biological, toxicological, pharmacological, clinical and veterinary data), dosage regimens, control assays, product specifications, analytical and quality control data, marketing, pricing, distribution cost and sales data or descriptions.

1.46	“Knowledge” means the actual knowledge of each Party’s [***], in each case, without any inquiry or investigation.
1.47	“License” has the meaning set forth in Section 3.1 (Grant of License to Licensee).
1.48	“Licensed Compound” means vadadustat, formerly known as AKB-6548, and any salt or crystal form thereof. Licensed Compound includes any prodrug form of vadadustat.
1.49	“Licensed Product” means any pharmaceutical product, drug product, preparation, formulation, or dosage form thereof that has the Licensed Compound as at least one API.
1.50	“Licensee” has the meaning set forth in the Preamble.
1.51	“Licensee Indemnitees” has the meaning set forth in Section 15.1 (Indemnification by Akebia).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

1.52	“Licensee-FKC Supply Agreement” has the meaning set forth in Section 5.1 (Licensee-FKC Supply Agreement).
1.53	“Losses” has the meaning set forth in Section 15.1 (Indemnification by Akebia).
1.54	“MACE” means any major adverse cardiovascular event, specifically, [***].
1.55	“MACE Endpoint” means a [***].
1.56	“Majority Owned Clinics” means all dialysis clinics and home dialysis programs in the Territory that are Affiliates of FMCNA.
1.57

“Medicare Bundled Dialysis Treatment” means a treatment protocol for which CMS has either (a) issued a final ruling to include a Licensed Product in the bundled payment under the End-Stage Renal Disease Prospective Payment System for renal dialysis services, or (b) provided written confirmation that CMS considers the Licensed Product to be included as part of the bundled payment under such End-Stage Renal Disease Prospective Payment System.

1.58	“NDA” means a New Drug Application or its equivalent for submission to the FDA.
1.59	“NDD-CKD Indication” means the treatment of anemia in non-dialysis patients with chronic kidney disease.
1.60

“Net Sales” means the gross amounts invoiced by Licensee or its Affiliates for the sales of a Licensed Product to FKC in the Territory, to the extent recognized and allowed in accordance with the Accounting Standards, as applicable and consistently applied, less the following deductions:

1.60.1	inventory management fees paid to distributors and reasonably allocated to such Licensed Product, not to exceed [***]% of aggregate Net Sales in the applicable period;
1.60.2

tariffs, duties, excises, value added tax, and other sales taxes, and other taxes imposed upon and paid with respect to the sale, transportation, delivery, use, exportation, or importation of such Licensed Product (which taxes do not include income taxes);

1.60.3	amounts actually repaid or credited upon returns, rejections, defects, recalls (due to spoilage, damage, or expiration of useful life), price adjustments, billing errors, or trial prescriptions;
1.60.4	freight, shipping, and insurance expenses specific to such Licensed Product and allocated accordingly;
1.60.5	allowances or credits actually paid or given to customers on account of price reductions affecting such Licensed Product; and
1.60.6	discounts actually paid under state-legislated or Licensee-sponsored discount prescription drug programs or reductions or coupon and voucher programs.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Net Sales will be determined from books and records of Licensee or its applicable Affiliate, maintained in accordance with the Accounting Standards, as consistently applied, with respect to sales of any Licensed Product.

The sale of Licensed Products among Licensee or Licensee’s Affiliates that are [***], but in such cases Net Sales will [***] of such Licensed Products to a person or entity who is not an Affiliate.

Net Sales will not include Licensed Products transferred for use in connection with promotional use (including samples).

If Licensee or any of its Affiliates receives [***] for a Licensed Product, then the Net Sales amount for such Licensed Product will be [***].

In the event that a Licensed Product is sold as part of a Combination Product or a Co-Packaged Product, the Net Sales from the Combination Product or Co-Packaged Product, for the purposes of determining payments hereunder based on Net Sales, will be determined by multiplying the Net Sales of the Combination Product or Co-Packaged Product (as applicable), during the applicable reporting period, by the fraction, A/(A+B), where A is the average sale price of a Licensed Product when sold separately in Finished Form and B is either (a) the average sale price of the other APIs included in the Combination Product when sold separately in finished form (in the case of a Combination Product), or (b) the average sale price of the Other Components included in the Co-Packaged Product when sold separately (in the case of a Co-Packaged Product), in each case, during the applicable reporting period or, if sales of both the Licensed Product and the other APIs did not occur in such period, then in the most recent reporting period in which sales of both occurred.  In the event that such average sale price cannot be determined for both the Licensed Product and all other APIs included in such Combination Product or all Other Components included in such Co-Packaged Product (as applicable), then Net Sales for the purposes of determining payments to Akebia hereunder will be calculated by multiplying the Net Sales of the Combination Product or Co-Packaged Product (as applicable) during the applicable reporting period by the fraction of C/(C+D) where C is the fair market value of a Licensed Product and D is either (i) the fair market value of all other APIs included in the Combination Product (in the case of a Combination Product), or (ii) the average sales price of the Other Components included in such Co-Packaged Product when sold separately (in the case of a Co-Packaged Product).  In such event, Licensee will in good faith make a determination of the respective fair market values of the Licensed Product and all other APIs or Other Components, as applicable, included in the Combination Product or Co-Packaged Product (as applicable).

If a Licensed Product is sold as part of a Co-Packaged Product, then Licensee or its applicable Affiliate [***].

1.61	“Non-Breaching Party” has the meaning set forth in Section 16.2 (Termination for Breach).
1.62	“Other Component” means one or more other devices or components.
1.63	“Party” and collectively “Parties” has the meaning set forth in the Preamble.
1.64

“Patents” means (a) all patents and patent applications in any country or jurisdiction in the Territory, and (b) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, and the like.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

1.65

“Product Materials” means any and all promotional materials, training materials, medical education materials, packaging and labeling, and all other literature or other information related to a Licensed Product.

1.66

“Profit” means, with respect to a Licensed Product in the Territory, the Net Sales or other revenue received in the Territory for such Licensed Product in a given period minus (a) the Supply Price paid by Licensee for such Licensed Product, minus (b) an amount equal to [***], and minus (c) [***].

1.67	“Promote,” “Promotion,” or “Promoting” means to market, detail, advertise, or otherwise promote the Licensed Product, but does not include the sale of such Licensed Product.
1.68	“Quarterly Report” has the meaning set forth in Section 11.3.2 (Quarterly Reports).
1.69	“Recipient” has the meaning set forth in Section 14.2 (Exceptions).
1.70	“Regulatory Approval” means any NDA approval by the FDA.
1.71

“Regulatory Filings” means all applications, filings, dossiers, and other documents submitted to the FDA in support of research or development of the Licensed Compound and the Licensed Products, including for the purpose of obtaining Regulatory Approval from the FDA.  Regulatory Filings will include all INDs and NDAs.

1.72

“Relevant Factors” means the following factors that may affect the research, development, Regulatory Approval, manufacturing, or commercialization of a Licensed Product (without taking into account any other product or products that Akebia or its Affiliates may be developing, manufacturing, or commercializing): actual issues of safety, efficacy, or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected research, development, Regulatory Approval, manufacturing, and commercialization costs; issues regarding the ability to manufacture or have manufactured any Licensed Product; the likelihood of obtaining Regulatory Approvals for any Licensed Product in the Territory and the timing of such Regulatory Approvals; the labeling and anticipated labeling of such Licensed Product; past performance of such Licensed Product or similar products; present and future market potential of such Licensed Product; existing or projected pricing, sales, reimbursement, and profitability of such Licensed Product; pricing or reimbursement changes in relevant countries in the Territory; and proprietary position, strength, and duration of patent protection and anticipated exclusivity of such Licensed Product; and other relevant scientific, technical, operational, and commercial factors.

1.73	“Safety Data” has the meaning set forth in Section 12.2 (Adverse Drug Events).
1.74	“Sale Transaction” has the meaning set forth in Section 18.2 (Standstill).
1.75	“Statistically Significant” means a p-value less than [***].
1.76	“Sub-Distributor” has the meaning set forth in Section 5.2.1 (Terms of the Licensee-FKC Supply Agreement).
1.77	“Supply Agreement” has the meaning set forth in Section 10.2 (Commercial Supply Agreement).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

1.78	“Supply Price” has the meaning set forth in Section 10.2 (Commercial Supply Agreement).
1.79	“Term” has the meaning set forth in Section 16.1 (Term).
1.80	“Territory” means the United States of America and its possessions, including Puerto Rico.
1.81	“Third Party” means any person or entity other than a Party or its Affiliates.
1.82	“U.S.” means the United States of America and its territories and possessions, including Puerto Rico.
1.83

“Valid Claim” means (a) a claim in any issued and unexpired Akebia Patent in the Territory, which claim has not been held invalid or unenforceable by a non-appealed or un-appealable decision of a court or Governmental Authority or other appropriate body of competent jurisdiction and has not been admitted invalid or unenforceable through reissue, reexamination, or disclaimer, or has not been made unenforceable due to failure to pay maintenance fees; or (b) a claim in any pending Akebia Patent in the Territory that has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such claim has not been pending more than seven years from the priority date of such application (but if such pending claim with a pendency of seven years or longer subsequently issues it will be considered a Valid Claim upon issuance). “Valid Claim” does not include any claim in any issued and unexpired Akebia Patent in the Territory Covering an alternative manufacturing process to produce the Licensed Compound or the Licensed Product, including its components (i.e., a manufacturing process other than the manufacturing process used to produce the Licensed Compound or the Licensed Product as of the Effective Date).

1.84	“VFMCRP” has the meaning set forth in the Recitals.

Article 2

GOVERNANCE

2.1.

Formation and Purpose of Coordination Committee.  Licensee and Akebia will establish the coordination committee (“Coordination Committee”), which committee will coordinate and oversee the Parties’ activities hereunder and have the additional responsibilities provided for herein. The Coordination Committee will dissolve upon the expiration of the Term. Each Party will designate up to three representatives with appropriate knowledge and expertise to serve as members of the Coordination Committee. Each Party may replace its Coordination Committee representatives at any time upon written notice to the other Party.

2.2.

Meetings.  The Coordination Committee will hold meetings at such times as it elects to do so, but in no event will such meetings be held less frequently than [***] per calendar year, and such meetings may be held by audio or video teleconference. Other employees of each Party involved in activities under this Agreement may attend meetings of the Coordination Committee as participants, and, with the consent of each Party, consultants, representatives, or advisors involved in the same activities may attend meetings of the Coordination Committee as observers; provided, however, that such Third Party participants and observers are under legally binding obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in Article 14 (Confidentiality).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

2.3.	Specific Responsibilities of the Coordination Committee. The Coordination Committee will:
2.3.1	coordinate the activities of the Parties hereunder;
2.3.2	[***] a Party’s indication of interest in having [***], as described in [***];
2.3.3	[***] whether to add or remove any patient populations from the definition of FMCNA Dialysis Patients, as described in Section 4.5 (FMCNA Dialysis Patients);
2.3.4	[***] supply of the Licensed Products in the Territory; and
2.3.5	perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

Article 3

LICENSE GRANT

3.1.

Grant of License to Licensee.  Subject to the terms and conditions of this Agreement (including Section 3.2 (Effectiveness), Section 3.3 (No Implied Rights), and Section 7.1 (Akebia Restrictions)), Akebia hereby grants to Licensee an exclusive (even as to Akebia), non-sublicensable, non-transferrable, license under the Akebia Technology to sell the Licensed Products solely to FKC in the Territory in the Field during the Term (the “License”).

3.2.

Effectiveness.  The License granted in Section 3.1 (Grant of License to Licensee) will only become effective and exercisable by Licensee if (a) the FDA has granted Regulatory Approval for a Licensed Product in the DD-CKD Indication in the Territory, (b) CMS has determined such Licensed Product to be in a Medicare Bundled Dialysis Treatment, and (c) Licensee has paid to Akebia the $20,000,000 milestone payment in accordance with Section 11.2 (Milestone Payment) (the date on which (a), (b), and (c) have occurred, the “Effective Date”).

3.3.

No Implied Rights.  Licensee will not practice the Akebia Technology or exploit the Licensed Compound or any Licensed Product other than as expressly licensed and permitted under this Agreement. Nothing in this Agreement will be interpreted to grant Licensee or any of its Affiliates any rights under any intellectual property rights owned or Controlled by Akebia or its Affiliates (including Akebia Technology) that are not expressly granted herein, whether by implication, estoppel, or otherwise. Any rights not expressly granted to Licensee by Akebia under this Agreement are hereby retained by Akebia. Without limiting the generality of the foregoing, Akebia retains the exclusive right to sell Licensed Products to any Third Party outside of the Field.

Article 4

SALES OF LICENSED PRODUCTS

4.1.

No Unauthorized Sales.  Licensee will not import, offer for sale, sell, or distribute the Licensed Compound or any Licensed Product (a) other than as expressly set forth in this Agreement in the Field in the Territory, (b) outside of the Territory, or (c) to any person or entity who uses or who Licensee reasonably expects will use the Licensed Product outside of the Field in the Territory. Licensee will promptly report to Akebia any unauthorized use, distribution, or transfer of the Licensed Compound or any Licensed Product in the Territory by or on behalf of Licensee or its

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Affiliates, FKC, the Sub-Distributor, or any Authorized Dialysis Center. Licensee will use Commercially Reasonable Efforts to stop any such unauthorized use, distribution, or transfer of such Licensed Compound or Licensed Product. In addition, if there is any unauthorized use, distribution, or transfer of any Licensed Product by FKC, its Sub-Distributor, or any Authorized Dialysis Center or any of their Affiliates to or by a Third Party that is not an FMCNA Dialysis Patient or Authorized Dialysis Center, then, if Licensee does not cause such unauthorized use, distribution, or transfer to cease or terminate the rights of the offending Sub-Distributor, Authorized Dialysis Center or any of their Affiliates, in each case, within [***] of the date on which Licensee knows or should have known about such unauthorized use, distribution, or transfer, then the Parties will discuss in good faith an agreeable resolution for a period of [***]. If the Parties do not reach such a resolution during such [***] period, then Akebia may terminate this Agreement pursuant to Section 16.4 (Termination by Akebia for Unauthorized Sales).

4.2.

Codes, Marks, and Packaging.  Unless otherwise agreed by the Parties, the Licensed Products sold by Licensee to FKC under this Agreement will not be resold or distributed under a different labeler code, product code, trade name, trademark, or packaging than units sold by Akebia outside of this Agreement or supplied by Akebia under this Agreement. Licensee will not change any such code, trade name, trademark, or packaging of the Licensed Product supplied to it under the Supply Agreement and will not affix any label or sticker on any Licensed Product without Akebia’s prior written consent.

4.3.

Promotion and Detailing.  Akebia retains for itself and on behalf of its Affiliates and licensees (other than Licensee) the sole right to Promote the Licensed Products, and Licensee and its Affiliates will not, and Licensee will ensure that the entities in the FMC Group do not, Promote any Licensed Product. If either Party desires [***], then such Party will provide such [***] to the other Party in writing as soon as possible after [***] for a Licensed Product in the DD-CKD Indication in the Territory, and the Parties will [***] such [***] in the Territory through the Coordination Committee pursuant to Section 2.3.2 (Specific Responsibilities of the Coordination Committee). In any event, Licensee will provide written notification to Akebia of [***] no later than [***] after (a) the [***] in the DD-CKD Indication in the Territory, and (b) [***] to be in a Medicare Bundled Dialysis Treatment, and following such notice the Parties will [***]. Nothing in this Agreement will prohibit FKC or any entity in the FMC Group from including references to any Licensed Product or otherwise engaging in customary and routine clinical communications with their respective patient care staff regarding any Licensed Product or dosing regimens that include any Licensed Product. Licensee and its Affiliates will only use Product Materials that are prepared by Akebia, or otherwise approved in advance in writing by Akebia, in each case, in connection with its sale of the Licensed Products under this Agreement or any [***] that may be [***] in accordance with this Section 4.3 (Promotion and Detailing). In addition, Licensee will ensure that the entities in the FMC Group only use Product Materials that are consistent with those Product Materials prepared and provided by Akebia.  For the avoidance of doubt, unless otherwise agreed in writing by the Parties pursuant to this Section 4.3 (Promotion and Detailing), nothing in this Agreement will prevent Akebia or its Affiliates or licensees (other than Licensee) from Promoting any Licensed Product at any Authorized Dialysis Center.

4.4.	Use by the FMC Group.
4.4.1

Medicaid or 340B Programs.  Licensee will, will cause its Affiliates to, and will require the FMC Group to, use and sell (as applicable) each Licensed Product solely in the Field in the Territory. To the fullest extent permitted by Applicable Law, Licensee will not, and will not knowingly permit its Affiliates or the FMC Group to, use or sell (as applicable) the Licensed Product in any manner that [***]. In addition, to the fullest extent permitted

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

by Applicable Law, in a written agreement with each of its Affiliates or the FMC Group, Licensee will cause and require such Affiliates or members of the FMC Group not to use or sell (as applicable) the Licensed Product in any manner that [***]. Licensee will provide prompt written notice to Akebia if Licensee or any of its Affiliates or member of the FMC Group uses or sells, or plans to use or sell, in each case, the Licensed Product in any manner that [***].

4.4.2

Licensed Product Prices.  To the fullest extent permitted by Applicable Law, Licensee will not, and will not knowingly permit its Affiliates or the FMC Group to, use or sell (as applicable) the Licensed Product in any manner that would result in [***]. In addition, to the fullest extent permitted by Applicable Law, in a written agreement with each of its Affiliates or any member of the FMC Group that receives the Licensed Product, Licensee will cause and require such Affiliates or member of the FMC Group not to use or sell (as applicable) the Licensed Product in any manner that would result in [***].

4.5.

FMCNA Dialysis Patients.  Without limiting the generality of Section 6.2 (Intention Regarding Impacts on Pricing), it is the intention of the Parties that no patient will receive the Licensed Product supplied under this Agreement if the supply of the Licensed Product to such patient [***]. The Coordination Committee will [***] of any patient populations from the definition of FMCNA Dialysis Patients, and following such recommendation by the Coordination Committee the Parties may agree in writing whether to [***] (as applicable) such patient populations in or from the definition of FMCNA Dialysis Patients; provided that no patient will be included in the definition of FMCNA Dialysis Patient if the supply of the Licensed Product to such patient would violate the intention statement set forth in the first sentence of Section 4.5 (FMCNA Dialysis Patients), and any such patient will be removed from such definition.

Article 5

SUPPLY AGREEMENTS

5.1.

Licensee-FKC Supply Agreement.  Licensee will enter into a single supply agreement with FKC pursuant to which, after the FDA has granted Regulatory Approval for a Licensed Product in the DD-CKD Indication, each Licensed Product will be sold by Licensee or its Affiliates to FKC in an arms-length transaction for use in Authorized Dialysis Centers (the “Licensee-FKC Supply Agreement”).

5.1.1

No later than [***] after the Execution Date, Licensee and FKC will enter into the Licensee-FKC Supply Agreement, which supply agreement will satisfy the requirements of Section 5.2 (Terms of the Licensee-FKC Supply Agreement), but will not include any terms related to [***] of the Licensed Product.  If Licensee and FKC do not enter into such agreement during such [***] period, or if the Licensee-FKC Supply Agreement is terminated or expires, then Akebia may terminate this Agreement pursuant to Section 16.6 (Termination by Akebia for Failure to Enter into or Amend the Licensee-FKC Supply Agreement). Licensee will provide notice to Akebia that the Licensee-FKC Supply Agreement has been executed and delivered by Licensee and FKC no later than [***] after entering into such agreement.

5.1.2

No later than [***] after (a) the FDA has granted Regulatory Approval for a Licensed Product in the DD-CKD Indication in the Territory, and (b) CMS has determined such Licensed Product to be in a Medicare Bundled Dialysis Treatment, Licensee and FKC will amend the Licensee-FKC Supply Agreement to finalize such agreement in order to

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

include all applicable terms and otherwise satisfy all requirements of Section 5.2 (Terms of the Licensee-FKC Supply Agreement). If Licensee and FKC do not enter into an amendment of such Licensee-FKC Supply Agreement during such [***] period, then (i) Licensee or FKC may terminate such agreement if Licensee and FKC are unable to agree to such an amendment to memorialize their agreement regarding [***] of the Licensed Product in accordance with this Section 5.1.2, or (ii) Akebia may terminate this Agreement pursuant to Section 16.6 (Termination by Akebia for Failure to Enter into or Amend the Licensee-FKC Supply Agreement). Licensee will provide notice to Akebia that the amendment described herein has been executed and delivered by the parties thereto no later than [***] after entering into such agreement.

5.2.	Terms of the Licensee-FKC Supply Agreement. The Licensee-FKC Supply Agreement will:
5.2.1

require that FKC either (a) use [***] distributors (each, a “Sub-Distributor”) to distribute the Licensed Products to the Authorized Dialysis Centers (which distributor will not own or take title to any Licensed Product), or (b) itself directly distribute such Licensed Products to Authorized Dialysis Centers;

5.2.2	prohibit FKC from distributing or transferring Licensed Products to any person or entity other than the Sub-Distributors or Authorized Dialysis Centers;
5.2.3	require that FKC report any unauthorized use, distribution, or transfer of any Licensed Product promptly to Licensee;
5.2.4	name Akebia as an intended third party beneficiary of such Licensee-FKC Supply Agreement with respect to relevant and appropriate provisions of such agreement;
5.2.5	(a) prohibit FKC and the FMC Group from [***], except as required by Applicable Law, and (b) [***]; and
5.2.6

require FKC to cause each Authorized Dialysis Center to (a) not distribute or transfer any Licensed Product to any person or entity other than an FMCNA Dialysis Patient or another Authorized Dialysis Center, (b) use each Licensed Product, and implement reasonable measures to ensure that each Licensed Product is used, only for (i) the treatment of FMCNA Dialysis Patients in the DD-CKD Indication, and (ii) delivering clinical treatment consistent with the requirements of Section 4.4 (Use by the FMC Group) and to FMCNA Dialysis Patients; (c) report any unauthorized use, distribution, or transfer of any Licensed Product promptly to FKC; and (d) [***], except as required by Applicable Law and to promptly inform Licensee, FKC, and Akebia if the Authorized Dialysis Center believes that it is required by Applicable Law [***]; and

5.2.7	contain such additional provisions as may be necessary to ensure Licensee’s compliance with the terms set forth in this Agreement.
5.3.

Akebia’s Right to Review Agreements.  Upon request, Licensee further agrees to permit an independent auditor or law firm selected by Akebia and approved by Licensee, which approval will not be unreasonably withheld or delayed, to examine the Licensee-FKC Distribution Agreement, or other agreement between Licensee and FKC or any member of the FMC Group regarding the Licensed Product, in each case, solely to ensure that such agreements are consistent with the terms set forth in this Agreement.  Such auditor or law firm will be bound by a legal agreement obligating it to maintain the confidentiality of such information and not to share such

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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information with Akebia or any other person.  Such auditor or law firm will summarize its findings solely by stating whether or not such agreements are consistent with Licensee’s obligations hereunder, and if such agreements are inconsistent with Licensee’s obligations, identify such inconsistencies to Akebia. Such examination will not be performed more than once per calendar year.  Akebia will be responsible for the expenses incurred in connection with such examination, except in the event that the results of any examination reveal that such agreements are materially inconsistent with the terms set forth in this Agreement, in which case reasonable fees for such examination will be paid by Licensee.

5.4.

FMC Group.  As of the Effective Date, the companies listed on Schedule 5.4 are all of the Authorized Dialysis Centers (including each Formulary Clinic and Majority Owned Clinic, which are each listed under separate headings).  Licensee will provide to the Coordination Committee an updated Schedule 5.4 on an annual basis on or before January 31st of each calendar year, and on the Effective Date.

Article 6

PRICING AND PRICE REPORTING

6.1.

Pricing. Other than with respect to the FMC Group’s customary dialysis clinic cost reporting to CMS and any other Governmental Authority,  Licensee will not, will cause its Affiliates not to, and will require the FMC Group not to, disclose [***], and in each case, such information will be Confidential Information subject to the terms of Article 14 (Confidentiality).

6.2.

Intention Regarding Impacts on Pricing.  Akebia intends, and enters into this Agreement in reliance upon, the Agreement and the supply of Licensed Product by Akebia to Licensee under the Supply Agreement not giving rise to, or otherwise affecting, [***].

6.3.

Impacts on Pricing.  If, at any time, (a) there has been a breach of Section 6.1 (Pricing), (b) through the actions by or on behalf of Licensee or any of its Affiliates or members of the FMC Group ([***], and even if such actions do not constitute a breach by Licensee under Section 4.4.2 (Licensed Product Prices)), [***], or (c) [***], then, in each case, without limiting Akebia’s other rights and remedies under this Agreement, the Parties will [***] an agreeable resolution for a period of [***].  If the Parties do not reach such a resolution during such [***] period, then Akebia may terminate this Agreement pursuant to Section 16.7 (Termination by Akebia for Impacts on Pricing).

Article 7

EXCLUSIVITY

7.1.

Akebia Restrictions.  During the Term, Akebia will not, and will cause its Affiliates and licensees to not, sell any Licensed Product directly to any member of the FMC Group for any use in the Field; provided, however, that Akebia will not be required to prohibit any Third Party wholesaler or distributor from selling any Licensed Product to the FMC Group. Commencing on the [***] of First Commercial Sale of the Licensed Product in the Territory, if the aggregate Net Sales of all Licensed Products during any [***] period is less than or equal to [***]% of the FMC Group’s total spending (amounts paid to manufacturers or wholesalers) for [***] period, then Akebia may terminate this Agreement in accordance with Section 16.8 (Termination by Akebia for Net Sales Levels).

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

7.2.

Licensee Restrictions.  Without the prior written consent of Akebia, neither Licensee nor any of its Affiliates will directly or indirectly Promote, sell, or have sold, or enter into any agreement to Promote, sell, or have sold, any Competing Product in the Territory to FKC, any entity in or member of the FMC Group, or any Authorized Dialysis Center. Notwithstanding the foregoing, if [***].

Article 8

REGULATORY

Akebia will use Commercially Reasonable Efforts to (a) prepare the NDA in the Territory for each Licensed Product based on its global development plan for such Licensed Product, and (b) obtain and maintain Regulatory Approval in the DD-CKD Indication in the Territory for each Licensed Product. Akebia will be responsible for preparing, filing, and submitting, directly or through its Affiliates or licensees, all Regulatory Filings and correspondence with Regulatory Authorities for each Licensed Product at its sole cost and expense.

Article 9

TRADEMARKS; NAMES

9.1.

Trademark Responsibility.  Akebia will be responsible for (a) registering, prosecuting, maintaining, and enforcing the Akebia Trademarks in the Territory, (b) preparing any guidelines applicable to the use of the Akebia Trademarks, and (c) investigating and defending any infringement or threatened infringement relating to any of the foregoing, in each case, at its sole cost and expense.  Licensee will cooperate and assist Akebia with any of the foregoing activities with respect to all Akebia Trademarks, including, if requested by Akebia, providing any specifications, affidavits, declarations, or other documents necessary for Akebia to submit to appropriate Governmental Authorities in order to register and prosecute the Akebia Trademarks.  Akebia will own and be responsible for securing any domain names associated with the Akebia Trademarks, and will be responsible for the costs associated with protecting such domain names.  Neither Licensee nor any of its Affiliates will obtain or hold any such domain name in its own name.

9.2.

Trademark License.  Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Akebia hereby grants and will grant to Licensee and its Affiliates a non-exclusive non-sublicensable, non-transferrable, royalty-free license to use the Akebia Trademarks solely in connection with the sale, and, [***], of the Licensed Products in the Field in the Territory in accordance with this Agreement. Licensee will maintain the quality of the Licensed Products in accordance with this Agreement and the Supply Agreement. Licensee additionally will assure at all times that the Licensed Products are sold in accordance with Applicable Law.

9.3.

Trademark Ownership and Cooperation.  Each Party acknowledges that Akebia has sole and exclusive ownership of all rights, title, and interests in and to the Akebia Trademarks. Licensee will not, and will cause its Affiliates and the entities in the FMC Group not to, register in their own name any trademark, corporate name, domain name, social media account, or other source identifier containing any trademark owned by Akebia or any word or mark that is confusingly similar to any such trademark.  All use of any Akebia Trademark and all goodwill and benefit arising from such use will inure to the sole and exclusive benefit of Akebia.  Licensee will place and display the Akebia Trademarks on and in connection with the Licensed Products only in such form and manner as specified in the guidelines adopted from time-to-time by Akebia and

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

provided to Licensee.  Except as otherwise expressly provided in this Agreement, Licensee is not granted any license under, and will not use, any trademarks of Akebia in connection with any Licensed Product.

9.4.	Defense of Third Party Infringement Claims.
9.4.1

Notice; Akebia Initiation.  Licensee will immediately provide written notice to Akebia if a Third Party asserts that a Patent or other right controlled by such Third Party is or will be infringed by Licensee’s activities under this Agreement or Licensee becomes aware of a Patent or other right that might form the basis for such a claim, which notice will include all facts related to such claim in reasonable detail. [***].

9.4.2

Right to Defend.  If, during the Term of the Agreement, a Third Party asserts that a Patent or other right controlled by such Third Party is infringed or will be infringed in the Territory by Licensee’s exercise of the rights granted to it under this Agreement, then:

(a)

[***] in the Territory, [***] will defend [***] against any such claim at its own expense using the counsel of its own choosing, so long as [***] is in breach of any of its obligations under this Agreement. [***] will be responsible for [***]% of the amounts owed to any Third Party directly related to such claim, whether by settlement or judgment; and

(b)

[***] in the Territory, [***] will have the right, but not the obligation, to defend any such claim at its own expense using the counsel of its own choosing. If [***] exercises such right to defend, then it will be responsible for [***]% of the amounts owed to any Third Party directly related to such claim, whether by settlement or judgment.

In addition, with respect to any such claim by a Third Party that a Patent or other right controlled by such Third Party is infringed or will be infringed as a result of Licensee’s activities under this Agreement in the Territory (whether or not [***]), the Parties will reasonably assist each other and cooperate and share information related to any such claim.

9.4.3

Responsibility for Third Party Licenses.  If at any time during the Term, Akebia believes that it is necessary or advisable to seek to acquire or obtain a license from any Third Party in order to avoid infringement of Patents owned or controlled by such Third Party as a result of Licensee’s activities under this Agreement, whether or not such Third Party has instituted an infringement claim, then Akebia will have the sole right, but not the obligation, [***] under such Patents from such Third Party. [***]. This Section 9.4.3 (Responsibility for Third Party Licenses) will not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.

Article 10

MANUFACTURING AND SUPPLY

10.1.

Commercial Supply.  Subject to the terms and conditions of this Agreement and the Supply Agreement, Licensee will purchase from Akebia all of Licensee’s requirements of the Licensed Products in Finished Form for sale in the Territory.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

10.2.

Commercial Supply Agreement.  No later than [***] after the Execution Date, the Parties will discuss and use good faith efforts to agree on the material terms to be included in the Supply Agreement. No later than [***] after the filing of the NDA, the Parties will enter into a supply agreement for the commercial supply to Licensee of the Licensed Products in Finished Form that contains standard and customary terms for commercial supply arrangements (the “Supply Agreement”), which Supply Agreement will include those material terms on which the Parties have agreed pursuant to this Article 10 (Manufacturing and Supply). The supply price for the Licensed Products supplied by Akebia to Licensee pursuant to the Supply Agreement will be equal to [***] plus [***] (the “Supply Price”) and the term of the Supply Agreement will be conterminous with the Term of this Agreement.

Article 11

PAYMENTS

11.1.

Profit Share.  Subject to the provisions of this Agreement, as partial consideration for the License, Licensee will pay to Akebia [***]% of the Profit accrued by Licensee or its Affiliates with respect to the sale of Licensed Products in each [***]; provided that if [***] then, in lieu of the foregoing [***]% profit share, Licensee will pay to Akebia [***]% of the Profit accrued by Licensee or its Affiliates with respect to the sale of Licensed Products in each [***]. Licensee will make each such payment to Akebia [***].

11.2.

Milestone Payment.  Subject to the provisions of this Agreement, as further consideration for the License, Licensee will pay to Akebia a non-creditable, nonrefundable payment of $20,000,000 no later than [***] following the date on which the following two conditions are satisfied: (a) the FDA has granted Regulatory Approval for a Licensed Product in the DD-CKD Indication in the Territory, and (b) such Licensed Product is determined by CMS to be in a Medicare Bundled Dialysis Treatment.

11.3.	Sales Reports.
11.3.1

Flash Reports.  Within [***] after the end of each calendar quarter in which Licensee or its Affiliates sell a Licensed Product, Licensee will provide to Akebia a “flash” report. Each such flash report will set forth (a) for the first and second month of such calendar quarter: (i) the actual gross sales of all Licensed Products sold by Licensee or its Affiliates in the Territory in such months; and (ii) the actual total aggregate Net Sales of the Licensed Products sold by Licensee or its Affiliates in the Territory in such months, and (b) for the third month of such calendar quarter, Licensee’s good faith estimate of the amounts set forth in the foregoing clauses (a)(i) and (a)(ii) of this Section 11.3.1 (Flash Reports). All amounts for the third month of each calendar quarter included in each Flash Report will be prepared as good faith estimates and will be updated with definitive numbers in the applicable Quarterly Report.

11.3.2

Quarterly Reports.  In addition to the flash reports to be provided in accordance with Section 11.3.1 (Flash Reports), within [***] after the end of each calendar quarter in which Licensee or its Affiliate sells any Licensed Product, Licensee will provide to Akebia a detailed written sales report (each, a “Quarterly Report”) that sets forth (a) the units of each Licensed Product purchased by FKC, (b) the number of units of each Licensed Product held in inventory at all centralized warehouses of FKC, (c) the number of FMCNA Dialysis Patients treated with a Licensed Product through an Authorized Dialysis Center for the preceding 12-month period, (d) the number of units of Licensed

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Products dispensed to FMCNA Dialysis Patients, (e) the number of units of Licensed Products supplied to Authorized Dialysis Centers in such calendar quarter, (f) Net Sales of Licensed Products sold to FKC during such calendar quarter and the Profit in such calendar quarter from such sales, together with all calculations used to determine such Net Sales and Profit, and (g) a certification of an Executive Officer of FKC stating whether or not the [***]% threshold set forth in Section 16.8 (Termination by Akebia for Net Sales Levels) has been achieved for the previous calendar quarter which, in the case of ((a) through (f)), will be broken down on a monthly and quarterly basis. In addition, on an annual basis, Licensee will provide to Akebia the annual Net Sales and Profit forecasts for each Licensed Product to be sold by Licensee under the License in the upcoming calendar year. The Parties will seek to resolve any questions or issues related to a Quarterly Report within [***] following receipt by Akebia of such Quarterly Report.

11.4.

Accounting.  Licensee agrees to keep full, clear, and accurate records in accordance with the Accounting Standards consistently applied for a period of at least three years after the relevant payment is owed pursuant to this Agreement in sufficient detail to enable compensation payable to Akebia hereunder to be determined.  Licensee further agrees to permit its books and records to be examined by an independent accounting firm selected by Akebia and approved by Licensee, which approval will not be unreasonably withheld or delayed, to verify the reports provided in Section 11.3 (Sales Reports), including the FMC Group’s [***] during the applicable period. Such auditor will be bound by a legal agreement obligating it to maintain the confidentiality of such information and to not share it with Akebia. The auditor’s report will be provided simultaneously to both Licensee and Akebia, will be limited to a disclosure of the extent of any underpayment or overpayment by Licensee in sufficient detail to allow Akebia and Licensee to understand the source of any error. Such audit will not be performed more frequently than once per calendar year.  Such examination is to be made at the expense of Akebia, except in the event that the results of the audit reveal an underpayment by Licensee of [***]% or more during the period being audited, in which case reasonable audit fees for such examination will be paid by Licensee.

11.5.	Methods of Payment. All payments due to Akebia under this Agreement will be made in U.S. Dollars by wire transfer to a bank account of Akebia designated from time-to-time in writing by Akebia.
11.6.

Late Payments.  Any amount owed by Licensee to Akebia under this Agreement that is not paid within the applicable time period set forth herein will accrue interest at the lesser of (a) the London Interbank Offered Rate plus [***]%, or (b) the highest rate permitted under Applicable Law.  If a Party disputes an invoice or other payment obligation under this Agreement, then such Party will timely pay the undisputed amount of the invoice or other payment obligation, and the Parties will resolve such dispute in accordance with Article 17 (Dispute Resolution; Governing Law).

Article 12

INFORMATION AND ADVERSE DRUG EVENTS AND REPORTS

12.1.

Data Security.  During the Term of this Agreement, Licensee will maintain and, as applicable, cause its Affiliates to maintain, environmental, safety, and facility procedures, data security procedures and other safeguards against the disclosure, destruction, loss, or alteration of any clinical data, post-marketing data, commercialization information, or any other information concerning the Licensed Compound or the Licensed Products known by Licensee or any of its

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

Affiliates at any time during the Term that are no less rigorous than those maintained by Licensee (or any of its Affiliates) for its own information of a similar nature.
12.2.

Adverse Drug Events.  Licensee will provide to Akebia any information that it becomes aware of in the Territory concerning any adverse event relating to the Licensed Compound or any Licensed Product, whether or not determined to be attributable to the Licensed Compound or any Licensed Product, including any such information received by either Party from a Third Party (subject to receipt of any required consents from such Third Party) (such information, the “Safety Data”) no later than [***] after becoming aware of any such Safety Data.  Akebia will own all of the Safety Data, and the global safety database associated with the Licensed Products will be owned and maintained by Akebia. [***] will have the sole right and responsibility to administer and otherwise make decisions with respect to recalls and withdrawals of a Licensed Product, and [***] will, [***], provide assistance and cooperation reasonably requested by [***] in connection with any such recall or withdrawal.

Article 13

REPRESENTATIONS, WARRANTIES, AND COVENANTS

13.1.	Mutual Representations and Warranties. Each of Licensee and Akebia hereby represents and warrants to the other Party as of the Execution Date that:
13.1.1

(a) It is a corporation or entity duly organized and validly existing under the laws of the state, municipality, provinces, administrative division, or other jurisdiction of its incorporation or formation, and (b) it has full power and authority and the legal right to own and operate property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

13.1.2	The execution, delivery and performance of this Agreement by it has been duly authorized by all requisite corporate action.
13.1.3

This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against such Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity.

13.1.4

It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such performance does not conflict with or constitute a breach of any of its agreements with Third Parties.

13.1.5

It has obtained all necessary consents, approvals, and authorizations of all Regulatory Authorities and other Third Parties required to be obtained in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder.

13.1.6

The execution and delivery of this Agreement and the performance of its obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of its articles of incorporation, bylaws, limited partnership agreement, or any similar instrument, as applicable, and (b) do not conflict with, violate, or breach or

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

constitute a default or require any consent under, any Applicable Law or any contractual obligation or court or administrative order by which it is bound.
13.1.7	It has the right to grant the rights and licenses described in this Agreement.
13.2.

Additional Mutual Representations and Warranties.  Each of Licensee and Akebia represents and warrants as of the Execution Date that it has not been debarred by the FDA, is not the subject of a conviction described in Section 306 of the FD&C Act, and is not subject to any similar sanction of other Governmental Authorities outside of the Territory, and neither it nor any of its Affiliates has used, in any capacity, any person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act, or is subject to any such similar sanction.

13.3.	Additional Akebia Representations and Warranties. Akebia hereby represents and warrants as of the Execution Date that:
13.3.1	The Akebia Patents and the Akebia Trademarks have been duly filed in the Territory.
13.3.2

All applicable filing, maintenance, and other fees have been timely paid for all of the Akebia Patents set forth on Schedule 1.7 and the Akebia Trademarks set forth on Schedule 1.9, and, to Akebia’s Knowledge, all of the Akebia Patents set forth on Schedule 1.7 that are issued patents and the Akebia Trademarks set forth on Schedule 1.9 that are registered trademarks, in each case, are in full force and effect.

13.3.3

There is no pending or, to Akebia’s Knowledge, threatened (in writing) re-examination, opposition, interference, inter partes review, or claim challenging the inventorship, ownership, validity, enforceability, or patentability of the Akebia Patents  or other litigation or proceeding in the Territory relating to any of the Akebia Patents.

13.3.4	The sale of the Licensed Products does not and will not infringe any valid Patent or other intellectual property rights of any Third Party in the Territory.
13.3.5

Akebia has received no written notice of any claim that a patent or trade secret owned or controlled by a Third Party is or would be infringed or misappropriated by the sale of the Licensed Products in the Territory.

13.3.6	To Akebia’s Knowledge, there is no use, infringement, or misappropriation of the Akebia Technology in the Territory in derogation of the rights granted to Licensee in this Agreement.
13.3.7

There are no investigations, inquiries, actions, or other proceedings pending before or to Akebia’s Knowledge threatened by the FDA or other Governmental Authority in the Territory with respect to the Licensed Products arising from any default by Akebia or a Third Party acting on behalf Akebia in the research or development of the Licensed Compound, and Akebia has not received written notice threatening any such investigation, inquiry, action or other proceeding.

13.3.8	Akebia owns or has licensed the rights, title, and interests in and to the Akebia Technology granted to Licensee pursuant the License.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

13.3.9

The research, development, and manufacture of the Licensed Product conducted by Akebia or its Affiliates has been conducted in compliance with Applicable Law and, to Akebia’s Knowledge, the research, development, and manufacture of the Licensed Product conducted by Akebia’s Third Party contractors has been conducted in compliance with Applicable Law.

13.4.	Additional Licensee Representations and Warranties. Licensee hereby represents and warrants as of the Execution Date that:
13.4.1

Galenica Ltd. and Fresenius Medical Care AG & Co KGaA are the joint venture partners of VFMCRP, with Galenica Ltd. owning a controlling interest of VFMCRP and Fresenius Medical Care AG & Co KGaA owning the remaining interest.

13.4.2	FKC is an Affiliate of FMCNA and a strategic partner of Licensee.
13.4.3	Licensee is not an Affiliate of FMC or any member of the FMC Group.
13.4.4	Licensee is a drug manufacturer that is not engaged in the wholesale distribution of prescription drugs to “retail community pharmacies” (as that term is defined in 42 U.S.C. § 1396r-8(k)(10)).
13.4.5

The transmission of all information required to be included in each Quarterly Report pursuant to this Agreement is consistent with Applicable Law and Licensee’s contractual obligations with Third Parties.

13.5.	Additional Covenants.
13.5.1

Each Party covenants that it will not will engage, in any capacity in connection with this Agreement or any ancillary agreements, any person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act, or is subject to any such similar sanction. Each Party will inform the other Party in writing promptly if it or any person engaged by it or any of its Affiliates who is performing services under this Agreement, or any ancillary agreements, is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to each Party’s knowledge, is threatened, relating to the debarment or conviction of a Party, any of its Affiliates, or any such person performing services hereunder or thereunder.

13.5.2	Each Party covenants that it will comply with all Applicable Laws in performing its activities hereunder.
13.5.3

If either Party determines, based on reasonable advice of counsel, that its compliance with this Agreement will violate Applicable Law, then the Parties will negotiate to amend this Agreement as necessary to ensure that the terms hereof to permit such Party to comply with Applicable Law and this Agreement during the Term.

13.5.4

Licensee covenants that throughout the Term it will not, and will cause each of its Affiliates that are involved in the supply or distribution of any Licensed Product to not, engage in the wholesale distribution of prescription drugs to “retail community pharmacies” (as that term is defined in 42 U.S.C. § 1396r-8(k)(10)) in the Territory.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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13.5.5

Licensee covenants that throughout the Term it will provide prompt written notice to Akebia in the event that any of its Affiliates intends to engage, or has engaged, in the wholesale distribution of prescription drugs to “retail community pharmacies” (as that term is defined in 42 U.S.C. § 1396r-8(k)(10)) in the Territory.

13.5.6

On the Effective Date, Akebia will provide to Licensee an updated Schedule 1.7 that includes all Akebia Patents as of the Effective Date, and an updated Schedule 1.9 that includes all Akebia Trademarks as of the Effective Date.

13.6.

Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, INCLUDING THE WARRANTIES SET FORTH IN SECTION 13.3 (ADDITIONAL AKEBIA REPRESENTATIONS AND WARRANTIES), THE INTELLECTUAL PROPERTY RIGHTS PROVIDED BY AKEBIA ARE PROVIDED “AS IS” AND WITHOUT WARRANTY.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, INCLUDING THE WARRANTIES SET FORTH IN SECTION 13.3 (ADDITIONAL AKEBIA REPRESENTATIONS AND WARRANTIES), AKEBIA EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR ENFORCEABILITY OF ITS RESPECTIVE INTELLECTUAL PROPERTY RIGHTS, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

13.7.

Limitation of Liability.  NEITHER OF THE PARTIES WILL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES OR DAMAGES FOR LOSS OF PROFIT OR LOST OPPORTUNITY IN CONNECTION WITH THIS AGREEMENT, ITS PERFORMANCE OR LACK OF PERFORMANCE HEREUNDER, OR ANY LICENSE GRANTED HEREUNDER, EXCEPT TO THE EXTENT THE DAMAGES RESULT FROM A PARTY’S WILLFUL MISCONDUCT, OR INTENTIONAL BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, A BREACH OF THE OBLIGATIONS OF A PARTY UNDER [***], A VIOLATION BY A PARTY OR ITS AFFILIATES OF [***].

Article 14

CONFIDENTIALITY

14.1.

Generally.  During the Term and for a period of seven years following the early termination of this Agreement, each Party (a) will maintain in confidence all Confidential Information of the other Party; (b) will not use such Confidential Information for any purpose except in connection with the activities contemplated by this Agreement or in order to further the purpose of this Agreement; and (c) will not disclose such Confidential Information, except that each Party may disclose such Confidential Information to its Affiliates, investors, prospective investors, lenders, prospective lenders, financing sources, prospective financing sources (including, in each case, in connection with any royalty factoring or similar transaction), prospective acquirers, licensees, sublicensees, prospective sublicensees, employees, consultants, financial or legal advisors, agents, or subcontractors who are bound by obligations of nondisclosure and non-use no less stringent than those set forth in this Article 14 (Confidentiality) and to whom such disclosure is reasonably necessary or advisable in connection with such Party’s activities as contemplated in this Agreement or in connection with financing or acquisition activities (including its right to assign its rights hereunder pursuant to Section 18.1 (Assignment) as part of a royalty factoring or

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other similar transaction). Each Party will ensure that its Affiliates, investors, prospective investors, lenders, prospective lenders, acquirors, licensees, sublicensees, prospective acquirors, licensees, sublicensees, prospective sublicensees, employees, consultants, agents, consultants, and subcontractors comply with these obligations.  Each Party will notify the other Party promptly on discovery of any unauthorized use or disclosure of the other Party’s Confidential Information, including the other Party’s trade secrets or proprietary information.  Licensee acknowledges that all (i) Safety Data, (ii) Akebia Know-How, and (iii) other information related to Akebia’s and its Affiliates’, licensees’, and sublicensees’ development and commercialization of the Licensed Compound and the Licensed Products constitutes Confidential Information of Akebia. The terms of this Agreement will be the Confidential Information of each Party.

14.2.

Exceptions.  The obligations of confidentiality, non-disclosure, and non-use set forth in Section 14.1 (Generally) will not apply to the extent the receiving Party (the “Recipient”) can demonstrate that the disclosed information (a) was in the public domain at the time of disclosure to the Recipient by the other Party, or thereafter entered the public domain, in each case, other than as a result of actions of the Recipient, its Affiliates, employees, licensees, agents, or subcontractors, in breach of this Agreement; (b) was rightfully known by the Recipient or its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient by the other Party; (c) was received by the Recipient or its Affiliates on an unrestricted basis from a Third Party rightfully in possession of such information and not under a duty of confidentiality to the other Party; or (d) was independently developed by or for the Recipient or its Affiliates without reference to or reliance on the Confidential Information of the other Party (as demonstrated by written records).  Notwithstanding any other provision of this Agreement, the Recipient’s disclosure of Confidential Information will not be prohibited if such disclosure:  (i) is in response to a valid order of a court or other Governmental Authority; or (ii) is otherwise required by Applicable Law or regulation or rules of a nationally recognized securities exchange.  Further notwithstanding any other provision of this Agreement, Akebia may disclose Licensee’s Confidential Information to the extent disclosure is required in connection with the filing or prosecuting patent applications, prosecuting, or defending litigation, responding to an investigation by a Governmental Authority, or otherwise establishing rights or enforcing obligations under this Agreement, making Regulatory Filings with respect to the Licensed Products, or conducting research, development, or clinical studies with respect to the Licensed Products. If a Recipient is required to disclose Confidential Information pursuant to this Section 14.2 (Exceptions), then prior to any disclosure the Recipient will provide the other Party with prior written notice of such disclosure in order to permit the other Party to seek a protective order or other confidential treatment of such Confidential Information.

14.3.

Publicity.  The Parties recognize that each Party may from time-to-time desire to issue press releases and make other public statements or disclosures regarding the terms of this Agreement.  In such event, the Party desiring to issue a press release or make a public statement or disclosure will provide the other Party with a copy of the proposed press release, statement, or disclosure for review and approval as soon as practicable prior to publication, which advance approval will not be unreasonably withheld or delayed.  No other public statement or disclosure of, or concerning, the terms of this Agreement will be made, either directly or indirectly, by either Party, without first obtaining the written approval of the other Party.  Once any public statement or disclosure has been approved in accordance with this Section 14.3 (Publicity), then either Party may appropriately communicate information contained in such permitted statement or disclosure.  Notwithstanding the foregoing provisions of this Article 14 (Confidentiality), a Party may disclose the terms of this Agreement where required, as reasonably determined by the disclosing Party, by Applicable Law, regulation or legal process, or by applicable stock exchange rule (with prompt notice of any such legally required disclosure to the other Party and, to the extent

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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practicable, sufficient opportunity for the other Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor).
14.4.

Publications.  If, [***], Licensee, its Affiliates, FMCNA, the FMC Group, or any healthcare professional having an investigator initiated trial agreement in place with any of the previously listed entities desires to publish any clinical data or other clinic results from the administration of the Licensed Compound or any Licensed Product, then Licensee will, will cause its Affiliates to, and will cause FMCNA, the FMC Group, and such healthcare professionals to, in each case, [***].  If Akebia determines that any such proposed publication contains patentable subject matter requiring protection, then Akebia may require the delay of such publication for a period of time not to exceed an additional [***] to pursue such protection or negotiate with such healthcare professional. If Akebia determines that the proposed publication contains Confidential Information, then Akebia may require such Confidential Information to be deleted from the Publication.  If, [***], Licensee, its Affiliates, FMCNA, or the FMC Group desires to publish any preclinical or non-clinical results from the research and development of the Licensed Compound or any Licensed Product, then Licensee will, will cause its Affiliates to, and will cause FMCNA and the FMC Group to, in each case, [***].

Article 15

INDEMNIFICATION

15.1.

Indemnification by Akebia.  Unless otherwise provided herein, Akebia will indemnify, hold harmless, and defend Licensee and its Affiliates and their respective, directors, officers, employees, and agents (the “Licensee Indemnitees”) from and against any and all Third Party suits, claims, actions, demands, liabilities, expenses, or losses (including reasonable attorneys’ fees, court costs, witness fees, damages, judgments, fines, and amounts paid in settlement) (“Losses”) to the extent that such Losses arise out of (a) a breach of this Agreement by Akebia, (b) [***] of a Licensed Product by or on behalf of Akebia or its Affiliates or licensees (other than Licensee, the Sub-Distributor, or a member of the FMC Group), or (c) the negligence or willful misconduct of any Akebia Indemnitee (as defined in Section 15.2 (Indemnification by Licensee)). Notwithstanding the foregoing, Akebia will not have any obligation to indemnify the Licensee Indemnitees to the extent that any Losses arise out of the negligence or willful misconduct of any Licensee Indemnitee or any breach of this Agreement by Licensee.

15.2.

Indemnification by Licensee.  Unless otherwise provided herein, Licensee will indemnify, hold harmless, and defend Akebia and its Affiliates and their respective directors, officers, employees, and agents (the “Akebia Indemnitees”) from and against any and all Losses, to the extent that such Losses arise out of (a) a breach of this Agreement by Licensee, (b) [***], in each case, of a Licensed Product by or on behalf of Licensee, the Sub-Distributor, or the FMC Group (including any communications regarding the Licensed Product by Licensee, the Sub-Distributor, or the FMC Group), or (c) the negligence or willful misconduct of any Licensee Indemnitee.  Notwithstanding the foregoing, Licensee will not have any obligation to indemnify the Akebia Indemnitees (i) to the extent that any Losses arise out of the negligence or willful misconduct of any Akebia Indemnitee or any breach of this Agreement by Akebia, or (ii) for any [***] of any Licensed Product, other than any [***] of any Licensed Product by or on behalf of Licensee, the Sub-Distributor, or the FMC Group.

15.3.

Indemnification Procedure.  Each Party, if seeking indemnification under this Article 15 (Indemnification) (the “Indemnified Party”), will give [***] written notice of the claim to the other Party (the “Indemnifying Party”); provided, however, that any failure or delay in

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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providing such notice will not relieve the Indemnifying Party of its indemnification obligation, except to the extent it is actually prejudiced by such failure or delay.  Each Party will promptly furnish to the other Party copies of all papers and official documents received in respect of any Losses.  The Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume and control the defense of the indemnification claim at its own expense with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that an Indemnified Party will have the right to retain its own counsel, at its own expense, except that the fees and expenses of the Indemnified Party’s counsel will be paid by the Indemnifying Party if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceedings. If the Indemnifying Party does not assume the defense of the indemnification claim as described in this Section 15.3 (Indemnification Procedure), then the Indemnified Party may defend the indemnification claim but will have no obligation to do so.  The Indemnified Party will not settle or compromise the indemnification claim without the prior written consent of the Indemnifying Party, and the Indemnifying Party will not settle or compromise the indemnification claim in any manner that would have an adverse effect on the Indemnified Party’s interests (including any rights under this Agreement or the scope or enforceability of any Patents, Confidential Information, or other rights licensed to Licensee by Akebia hereunder), without the prior written consent of the Indemnified Party, which consent, in each case (by the Indemnifying Party or Indemnified Party, as the case may be), will not be unreasonably withheld or delayed.  The Indemnified Party will reasonably cooperate with the Indemnifying Party at the Indemnifying Party’s expense and will make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party, which information will be subject to Article 14 (Confidentiality). The Indemnifying Party will provide periodic updates to the Indemnified Party (and its counsel, if applicable) regarding its defense of the action with immediate notice regarding any material developments. The Indemnifying Party will not be liable for any settlement or other disposition of Losses by the Indemnified Party if such settlement is reached without the written consent of the Indemnifying Party pursuant to this Section 15.3 (Indemnification Procedure).

15.4.

Insurance.  Akebia and Licensee will each, at their own expense, obtain and maintain insurance with respect to the use and sale of the Licensed Products under this Agreement in such amount and subject to such deductibles and other limitations as biopharmaceutical companies in the Territory customarily maintain with respect to the use and sale of similar products.  Each Party will provide a copy of such insurance policy to the other Party upon request.

Article 16

TERM AND TERMINATION

16.1.

Term.  The term of this Agreement will begin on the Effective Date and, unless earlier terminated in accordance with the terms of this Article 16 (Term and Termination), will extend until the later of (a) expiration of the last-to-expire Valid Claim [***] that would, but for the licenses granted hereunder, be infringed by the making, using, selling, or importing of such Licensed Product in the Territory, or (b) expiration of marketing or regulatory exclusivity in the Territory (the “Term”).

16.2.

Termination for Breach.  Subject to the terms and conditions of this Section 16.2 (Termination for Breach), a Party (the “Non-Breaching Party”) will have the right, in addition to any other rights and remedies, to terminate this Agreement in its entirety in the event the other Party (the

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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“Breaching Party”) is in material breach of any of its obligations under this Agreement.  The Non-Breaching Party will first provide written notice to the Breaching Party, which notice will identify with particularity the alleged breach and state the Non-Breaching Party’s intent to terminate this Agreement if such breach is not cured.  With respect to material breaches of any payment provision hereunder, the Breaching Party will have a period of [***] after such written notice is provided to cure such breach.  With respect to all other breaches, the Breaching Party will have a period of [***] after the Non-Breaching Party provides written notice to cure such breach. Notwithstanding the foregoing, if a Non-Breaching Party provides notice to the Breaching Party pursuant to this Section 16.2 (Termination for Breach) of an alleged material breach by such Breaching Party, and such Non-Breaching Party provides notice during the applicable cure period set forth above that such Non-Breaching Party disputes the basis for termination pursuant to this Section 16.2 (Termination for Breach) and initiates the dispute resolution procedure set forth in Article 17 (Dispute Resolution; Governing Law) during the applicable cure period, then the cure periods set forth in this Section 16.2 (Termination for Breach) for the alleged material breach will run from the date that such written notice is first provided to the Breaching Party through the resolution of such dispute pursuant to Article 17 (Dispute Resolution; Governing Law) and it is understood and acknowledged that, during the pendency of a dispute pursuant this Section 16.2 (Termination for Breach), all of the terms and conditions of this Agreement will remain in effect, and the Parties will continue to perform all of their respective obligations under this Agreement. The waiver by either Party of any breach of any term or condition of this Agreement will not be deemed a waiver as to any subsequent or similar breach.

16.3.

Termination for Bankruptcy.  Subject to the terms and conditions of this Agreement, either Party may terminate this Agreement upon notice to the other Party should the other Party: (a) consent to the appointment of a receiver or a general assignment for the benefit of creditors of the other Party that is not discharged within [***], or (b) file a petition under any bankruptcy or insolvency law or have any such petition filed against it that has not been stayed within [***] of such filing.

16.4.

Termination by Akebia for Unauthorized Sales.  If the Parties do not reach a resolution of the applicable matter during the [***] period as set forth under Section 4.1 (No Unauthorized Sales), or Licensee does not (a) [***] any unauthorized use, distribution, or transfer of the Licensed Compound or any Licensed Product by Licensee, FKC, its Sub-Distributor, or any Authorized Dialysis Center to or by a Third Party that is not an FMCNA Dialysis Patient or Authorized Dialysis Center, or (b) [***] of any Sub-Distributor or Authorized Dialysis Center that is using, distributing, or transferring the Licensed Compound or any Licensed Product other than as expressly permitted under this Agreement, in each case ((a) and (b)), then Akebia may terminate this Agreement with immediate effect upon written notice to Licensee.

16.5.	Termination by Akebia Upon Occurrence of Certain Events. If any of the following events occur, then, Akebia may terminate this Agreement with immediate effect upon written notice to Licensee:
16.5.1	Licensee or its Affiliate involved in the supply or distribution of any Licensed Product becomes an Affiliate of FMC or any member of the FMC Group; or
16.5.2	There is no affiliation or other strategic relationship between Licensee or its Affiliate involved in the supply or distribution of any Licensed Product and FMC.
16.6.	Termination by Akebia for Failure to Enter into or Amend the Licensee-FMC Distribution Agreement. Akebia may terminate this Agreement with immediate effect upon written notice to

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Licensee if (a) Licensee does not enter into the Licensee-FKC Supply Agreement with FKC in accordance with Section 5.1.1 (Licensee-FKC Supply Agreement) within [***] after the Execution Date, (b) Licensee does not enter into an amendment of the Licensee-FKC Supply Agreement with FKC in accordance with Section 5.1.2 (Licensee-FKC Supply Agreement) within [***] after (i) the FDA has granted Regulatory Approval for a Licensed Product in the DD-CKD Indication in the Territory, and (ii) such Licensed Product is determined by CMS to be in a Medicare Bundled Dialysis Treatment, or (c) the Licensee-FKC Supply Agreement is terminated or expires.

16.7.

Termination by Akebia for Impacts on Pricing.  If (a) there has been a breach of Section 6.1 (Pricing), (b) through the actions by or on behalf of Licensee or any of its Affiliates or members of the FMC Group (even if pursuant to FMC Group’s customary dialysis clinic cost reporting to CMS or any other Governmental Authority, and even if such actions do not constitute a breach by Licensee under Section 4.4.2 (Licensed Product Prices)), any Third Party purchaser or potential purchaser (other than each Party’s Affiliates or any member of the FMC Group) becomes aware of the price at which Licensee or any of its Affiliates or members of the FMC Group acquired any Licensed Product, or the price at which such entity sells any Licensed Product to any purchaser (even if pursuant to FMC Group’s customary dialysis clinic cost reporting to CMS or any other Governmental Authority), (c) [***], or (d) Licensee or any of its Affiliates or any member of the FMC Group sells, or plans to sell, in each case, any Licensed Product in any manner that [***], and, in each case ((a) through (d)), the Parties do not reach an agreeable resolution within [***] after Akebia notifies Licensee of its intent to terminate based on such condition, then, in either case, Akebia may terminate this Agreement with immediate effect upon written notice to Licensee.

16.8.

Termination by Akebia for Net Sales Levels.  Commencing on the [***] of First Commercial Sale of a Licensed Product in the Territory, Akebia may terminate this Agreement with immediate effect upon written notice to Licensee within the time period stated herein if the aggregate Net Sales of all Licensed Products during any [***] period is less than or equal to [***]% of the FMC Group’s [***] during the preceding [***] period. To exercise the foregoing termination right, Akebia must provide such notice of termination to Licensee no later than [***] after Akebia’s receipt of the Quarterly Report that documents that the aggregate Net Sales of all Licensed Products in the preceding [***] is less than or equal to [***]% of the FMC Group’s total spending (amounts paid to manufacturers or wholesalers) for all [***] during such [***] period and, absent such timely notice, [***].

16.9.

Termination by Akebia for Patent Challenge.  Akebia may terminate this Agreement with immediate effect upon written notice to Licensee if Licensee or any of its Affiliates contests the validity or enforceability of any Patent Controlled by Akebia or any of its Affiliates that Covers a Licensed Product or its manufacture, use, sale, or importation, in any court, arbitration proceeding, or other tribunal, including the United States Patent and Trademark Office and the United States International Trade Commission.  As used in this definition, the term “contest” includes (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any such Patent; (b) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any such Patent; (c) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of any such Patent or any portion thereof; (d) filing or commencing any opposition, nullity, or similar proceedings challenging the validity of any such Patent in any country, or (e) any foreign equivalent of clauses (a), (b), (c), or (d).

16.10.	Termination by Licensee for Convenience. At any time after release of the topline data from the Global Phase 3 DD-CKD Program, Licensee may terminate this Agreement in its entirety by

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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providing written notice to Akebia thereof, which termination will be effective 12 months following the date of such notice; provided, however, that such 12-month notice period may be shortened by written agreement of both Akebia and Licensee.

16.11.	Termination Based on Written Agreement of the Parties. This Agreement may be terminated in its entirety upon the written agreement of both Akebia and Licensee.
16.12.	Effects of Termination. In the event of any expiration or termination of this Agreement, the following will apply:
16.12.1

Termination of Licenses.  Except as expressly set forth in this Section 16.12 (Effects of Termination), and subject to Section 16.14 (Survival; Accrued Rights), all rights and licenses granted to Licensee under this Agreement will automatically terminate.

16.12.2

Return of Confidential Information.  Licensee will cease using the Akebia Technology and will return to Akebia all copies of any documents containing any Akebia Know-How. Each Party will return or destroy all Confidential Information of the other Party in its possession upon expiration or termination of this Agreement at the disclosing Party’s election and written request.  The Recipient will provide a written confirmation of such destruction within [***] of such request; provided, however, that the foregoing will not apply to any Confidential Information that is necessary to allow such Party to perform its obligations or exercise any of its rights that expressly survive the termination or expiration of this Agreement, provided, further, that [***].

16.12.1	Cessation of Sales. Except for sales made in accordance with Section 16.12.2(a)(i) (Termination Other than for Cause by Akebia), Licensee will cease all sales of Licensed Product in the Territory.
16.12.2	Sell-Off or Buy-Back.
(a)

Termination Other than for Cause by Akebia.  If this Agreement is terminated by Licensee pursuant to Section 16.3 (Termination for Bankruptcy), or Section 16.11 (Termination Based on Written Agreement of the Parties), then, after the effective date of such termination: (i) Licensee and FKC may continue to sell the Licensed Product for a period of [***] after the effective date of such termination in order to fill existing binding orders and commitments, and (ii) following such [***] period, at Akebia’s option and in its sole discretion, [***] for such Licensed Products by Licensee or its Affiliates. Licensee will destroy, or cause to be destroyed, all Licensed Products remaining in inventory that [***] following such [***] period, at Licensee’s cost and expense.

(b)

Termination for Cause by Akebia.  If this Agreement is terminated  by Akebia pursuant to Section 16.2 (Termination for Breach), Section 16.4 (Termination by Akebia for Unauthorized Sales), Section 16.5 (Termination by Akebia Upon Occurrence of Certain Events), Section 16.6 (Termination by Akebia for Failure to Enter into or Amend the Licensee-FKC Distribution Agreement), Section 16.7 (Termination by Akebia for Impacts on Pricing), Section 16.8 (Termination by Akebia for Net Sales Levels), Section 16.9 (Termination by Akebia for Patent Challenge), or Section 16.10 (Termination by Licensee for Convenience), then, after the effective date of such termination, at Akebia’s option in its sole discretion, [***] for such Licensed Products by Licensee or its Affiliates.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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Licensee will destroy, or cause to be destroyed, all Licensed Products remaining in inventory as of the effective date of termination that [***], at Licensee’s cost and expense.
16.13.

Additional Effect of Termination for Net Sales Levels.  If Akebia terminates this Agreement pursuant to Section 16.8 (Termination by Akebia for Net Sales Levels), then, in addition to the effects of termination set forth in Section 16.12 (Effects of Termination), upon Akebia’s request (in its sole discretion) Akebia [***] effective upon the date of such termination.

16.14.

Survival; Accrued Rights.  The following Articles and Sections of this Agreement will survive expiration or early termination for any reason: Section 9.1 (Trademark Responsibility), Section 9.3 (Trademark Ownership and cooperation), Section 11.3 (Sales Reports), but only with respect to Net Sales made during the Term, Section 11.4 (Accounting), Section 11.5 (Method of Payment), Section 11.6 (Late Payments), Section 13.7 (Limitation of Liability), Section 14 (Confidentiality), Section 15 (Indemnification), other than Section 15.4 (Insurance), Section 16.12 (Effects of Termination), Section 16.13 (Additional Effects of Termination for Net Sales Levels), Section 16.14 (Survival; Accrued Rights), Section 17 (Dispute Resolution; Governing Law), and Section 18 (Miscellaneous). In any event, expiration or termination of this Agreement will not relieve the Parties of any liability that accrued hereunder prior to the effective date of such termination (including Licensee’s obligation to pay Akebia pursuant to Article 11 (Payments) with respect to sales made prior to termination or expiration), nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

Article 17

DISPUTE RESOLUTION; GOVERNING LAW

17.1.

Executive Officers.  Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the Parties will refer such dispute to their respective chief executive officers, and such chief executive officers will attempt in good faith to resolve such dispute.

17.2.

Litigation.  Any unresolved dispute which was subject to Section 17.1 (Executive Officers) must be brought exclusively in a court of competent jurisdiction, federal or state, located in the State of New York, and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.

17.3.

Jurisdiction.  Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and state courts located in New York, New York for the purpose of any and all unresolved disputes which were subject to Section 17.1 (Executive Officers), (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts in such jurisdiction should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award.

17.4.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of law principles.
17.5.

Injunctive Relief.  Notwithstanding the foregoing, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance, or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 17.1 (Executive Officers).

Article 18

MISCELLANEOUS

18.1.

Assignment.  Neither Party may assign this Agreement and the licenses herein granted without the other Party’s prior written consent unless such assignment is in writing to (a) a Third Party successor or purchaser of all or substantially all of the assets or businesses to which this Agreement relates whether pursuant to a sale of assets, merger, or other transaction, in which case the assigning Party will provide prior written notice to the other Party and need not obtain the other Party’s consent, or (b) an Affiliate of such Party; provided that the permitted assignee must assume all obligations of the assigning Party under the Agreement in writing and the assigning Party will remain fully liable for the performance of its obligations hereunder by such permitted assignee. In addition, and notwithstanding the foregoing, Akebia may assign its right to receive payments under this Agreement as part of a royalty factoring or other similar transaction undertaken for bona fide financing purposes. Any other assignment of this Agreement by a Party requires the prior written consent of the other Party.  Any assignment in violation of this Section 18.1 (Assignment) will be null, void, and of no legal effect.  This Agreement will be binding on and will inure to the benefit of the permitted successors and assigns of the Parties.

18.2.

Standstill.  Except in connection with the acquisition of shares by Licensee pursuant to the terms of the Investment Agreement dated as of the Effective Date by and between the Parties, Licensee will not, without the written consent of Akebia, acquire directly or indirectly, in a public or private transaction, including by purchase in the open market, any common stock of Akebia if the Licensee’s beneficial ownership of the common stock of Akebia would thereafter exceed [***]%. In addition, unless approved in advance in writing by Akebia, Licensee will not, directly or indirectly:

(a)

Make any statement or proposal to Akebia, other than a non-public statement or proposal delivered directly to the chief executive officer or chairman of the board of directors, or to any of Akebia’s stockholders regarding, or make any public announcement, proposal, or offer (including a “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, merger, tender offer, exchange offer, or similar transaction involving Akebia, (ii) any restructuring, recapitalization, liquidation, or similar transaction involving Akebia, (iii) any acquisition of any of Akebia’s equity

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

securities or assets or rights or options to acquire equity securities or assets, (iv) any proposal to seek representation on the board of directors of Akebia or otherwise seek to control or influence the management, board of directors, or policies of Akebia, or (v) any proposal, arrangement, or other statement that is inconsistent with this Section 18.2 (Standstill);

(b)

Instigate, encourage, or assist any Third Party (including forming a “group” with any such Third Party) to do, or enter into any discussions or agreements with any Third Party with respect to, any of the actions set forth in Section 18.2 (Standstill); or

(c)	Take any action that would reasonably be expected to require Akebia or any of its Affiliates to make a public announcement regarding any of the actions set forth in Section 18.2 (Standstill).

Notwithstanding the foregoing provisions, the restrictions set forth in this Section 18.2 (Standstill) will terminate and be of no further force and effect (a) [***], provided that the provisions of this Section 18.2 (Standstill) will be revived if such [***]; or (b) upon the expiration or termination of this Agreement. For the avoidance of doubt, nothing in this Section 18.2 (Standstill) will prohibit Licensee from acquiring beneficial ownership of the common stock of Akebia to the extent such ownership remains less than [***]% of Akebia’s total outstanding common stock.  For purposes of this Section 18.2 (Standstill), “Sale Transaction” means a transaction between Akebia and a Third Party (i) involving the direct or indirect acquisition by such Third Party of [***]% or more of Akebia’s outstanding shares of common stock or consolidated assets (including assets held by subsidiaries), excluding a transaction in which (A) [***], or (B) [***], or (ii) involving the sale of substantially all of Akebia’s rights with respect to the Licensed Product.

18.3.

Force Majeure.  If either Party will be delayed, interrupted in, or prevented from the performance of any obligation hereunder by reason of any cause beyond its reasonable control, including an act of God, fire, flood, earthquake, war (declared or undeclared), public disaster, act of terrorism, or strikes (other than strikes of a Party’s own employees), then such Party will not be liable to the other therefor; and the time for performance of such obligation will be extended for a period equal to the duration of the force majeure that occasioned the delay, interruption, or prevention.  The Party invoking such force majeure rights of this Section 18.3 (Force Majeure) must notify the other Party by courier or overnight dispatch (e.g., Federal Express) no later than 30 days after each of the first and last day of the force majeure unless the force majeure renders such notification impossible, in which case notification will be made as soon as possible.  If the delay resulting from the force majeure exceeds three months, then the Party not affected by the force majeure will have the right to terminate this Agreement forthwith pursuant to Section 16.2 (Termination for Breach) with the consequences set out in Section 16.12 (Effects of Termination), as if the Party affected by the force majeure were in material breach of this Agreement.

18.4.

Entire Agreement.  This Agreement, together with exhibits and schedules attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof (including that certain Confidential Disclosure Agreement between the Parties dated [***], as amended by Amendment No. 1 dated [***]) and will not be modified, amended, or terminated, except as herein provided or except by another agreement in writing executed by the Parties.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

18.5.

Severability.  If any provision of this Agreement is declared invalid by a court of last resort or by any court or other governmental body from the decision of which an appeal is not taken within the time provided by law, then and in such event, this Agreement will be deemed to have been terminated only as to the portion thereof that relates to the provision invalidated by that decision and only in the relevant jurisdiction, but this Agreement, in all other respects and all other jurisdictions, will remain in force; provided, however, that if the provision so invalidated is essential to the Agreement as a whole, then the Parties will negotiate in good faith to amend the terms hereof as nearly as practical to carry out the original intent of the Parties, and, failing to agree to such amendment, then either Party may submit the matter for resolution pursuant to Article 17 (Dispute Resolution; Governing Law).

18.6.

Notices.  Any notice or report required or permitted to be given under this Agreement will be in writing and will be mailed by internationally recognized express delivery service, or sent by email or facsimile and confirmed by mailing, as follows:

If to Akebia:

Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA  02142
Attention:  Chief Executive Officer
Facsimile:  [***]

Email:  [***]

With copies to (which will not constitute notice for purposes of this Agreement):

Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA  02142
Attention:  General Counsel
Facsimile:  [***]

Email:  [***]

and

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA  02199-3600
 Attention:  [***]
Facsimile:  [***]

Email:  [***]

If to Licensee:

Vifor Pharma Ltd.
Flughofstrasse 61, 8152 Glattbrugg, Switzerland
Attention:  [***]
Facsimile:  [***]

Email:  [***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

With a copy to (which will not constitute notice for purposes of this Agreement):

Vifor Pharma
Flughofstrasse 61, 8152 Glattbrugg, Switzerland
Facsimile: [***]
Attention:  [***]

Email:  [***]

18.7.

Further Assurances.  The Parties agree to reasonably cooperate with each other in connection with any actions required to be taken as part of their respective obligations under this Agreement, and will (a) furnish to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things (including working collaboratively to correct any clerical, typographical, or other similar errors in this Agreement), all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

18.8.

Agency.  Neither Party is, nor will be deemed to be an employee, agent, or representative of the other Party for any purpose.  Each Party is an independent contractor, not an employee or partner of the other Party.  Neither Party will have the authority to speak for, represent, or obligate the other Party in any way without prior written authorization from the other Party.

18.9.

No Waiver.  Any omission or delay by either Party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants, or provisions hereof, by the other Party, will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement.  Any waiver by a Party of a particular breach or default by the other Party will not operate or be construed as a waiver of any subsequent breach or default by the other Party.

18.10.

Interpretation.  (a) Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”); (b) “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words will refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (c) all definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural; (d) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (e) the recitals set forth at the start of this Agreement, along with the schedules and exhibits to this Agreement, and the terms and conditions incorporated in such recitals and schedules and exhibits will be deemed integral parts of this Agreement and all references in this Agreement to this Agreement will encompass such recitals and schedules and exhibits and the terms and conditions incorporated in such recitals and schedules and exhibits; provided that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the recitals, schedules, or exhibits, the terms of this Agreement will control; (f) in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement, or otherwise, the terms and conditions of this Agreement will govern; (g) this Agreement will be construed as if both Parties drafted it jointly, and will not be construed against either Party as principal drafter; (h) unless otherwise provided, all references to Sections, Articles, and Schedules in this Agreement are to Sections, Articles, and Schedules of and to this Agreement; (i) any reference to any federal, national, state, local, or foreign statute or law will be deemed to also refer to all rules and regulations promulgated thereunder, unless the context

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL

requires otherwise; (j) wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another; (k) the word “or” will not be exclusive; (l) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement; and (m) the section headings and captions used herein are inserted for convenience of reference only and will not be construed to create obligations, benefits, or limitations.

18.11.

Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

18.12.

Counterparts.  This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. This Agreement may be executed by facsimile, .pdf, or other electronically transmitted signatures and such signatures will be deemed to bind each Party hereto as if they were the original signatures.

[Remainder of page intentionally left blank, signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives to be effective as of the Execution Date.

AKEBIA THERAPEUTICS, INC.		Vifor (INTERNATIONAL) LTD.

By:	/s/ John P. Butler	By:	/s/ Christoph Springer
Name:	John P. Butler	Name:	Dr. Christoph Springer
Title:	President & Chief Executive Officer	Title:	Global Head of Business Development

AKEBIA THERAPEUTICS, INC.		Vifor (INTERNATIONAL) LTD.

By:	/s/ Jason A. Amello	By:	/s/ Dr. Oliver P. Kronenberg
Name:	Jason A. Amello	Name:	Dr. Oliver P. Kronenberg
Title:	SVP, Chief Financial Officer	Title:	Group General Counsel

Schedule 1.7

Akebia Patents

[***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.9

Akebia Trademarks

[***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.46

Executive Leadership Teams

Akebia

[***]

Licensee

[***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 5.4

Authorized Dialysis Centers

[***]

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.